Exhibit 10.1

THIRD AMENDMENT

TO

SECOND AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

GLADSTONE COMMERCIAL LIMITED PARTNERSHIP

This THIRD AMENDMENT TO SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (this “Amendment”) is entered into and effective as of this 23rd day of June, 2021. Capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of July 11, 2018, as amended by Exhibit SEP designating the Series 6.625% Series E Cumulative Redeemable Preferred Stock, as further amended by the First Amendment to the Second Amended and Restated Agreement of Limited Partnership, dated as of December 2, 2019, as further amended by the Second Amendment to the Second Amended and Restated Agreement of Limited Partnership, dated as of February 20, 2020 (collectively, the “Partnership Agreement”).

W I T N E S S E T H

WHEREAS, Gladstone Commercial Limited Partnership (the “Partnership”), was formed as a limited partnership under the laws of the State of Delaware, pursuant to a Certificate of Limited Partnership filed with the Office of the Secretary of State of the State of Delaware effective as of May 28, 2003;

WHEREAS, GCLP Business Trust II, a Massachusetts business trust (the “General Partner”), is the sole general partner of the Partnership;

WHEREAS, Gladstone Commercial Corporation, a Maryland corporation (the “Parent”), is the sole member of the General Partner;

WHEREAS, pursuant to Section 4.03 of the Partnership Agreement, the General Partner is permitted to cause the Partnership to issue additional Partnership Units, for any Partnership purpose, at any time or from time to time, to the Partners (including the Parent) or to other Persons, for such consideration and on such terms and conditions as shall be established by the General Partner and such additional Partnership Units may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative participating, optional or other special rights, powers and duties as shall be determined by the General Partner and set forth in a written document thereafter attached to and made an exhibit to the Partnership Agreement (a “Partnership Unit Designation”);

WHEREAS, pursuant to Section 15.15 of the Partnership Agreement, the Partnership Agreement may be amended by the General Partner without the consent of the Limited Partners to set forth the designations, preferences or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of the holders of any additional Partnership Units and to issue additional Partnership Interests in accordance with Section 4.03; and

WHEREAS, the General Partner desires to establish a new series of Preferred Units, which shall be referred to as “Series G Preferred Units”, and to amend the Partnership Agreement, pursuant to, and in accordance with, the Partnership Agreement, for the purpose of setting forth the rights and preferences of the Series G Preferred Units.

NOW, THEREFORE, the General Partner has set forth in this Amendment and in the related Partnership Unit Designation to be attached to and made Exhibit SGP to the Partnership Agreement the preferences and other rights, voting powers, restrictions, limitations as to payments, qualifications and terms and conditions of conversion and redemption of the Series G Preferred Units.

1. Terms of Series G Preferred Units.

(a) In making distributions pursuant to Article V of the Partnership Agreement and allocations pursuant to Article VI of the Partnership Agreement, the General Partner shall take into account the provisions of Exhibit SGP.

2. Distributions on Winding Up. Article XIII of the Partnership Agreement shall be amended by deleting the existing Section 13.02(a)(iv) and adding the following new Section 13.02(a)(iv):

“Fourth, to the holders of Series D Preferred Units, Series E Preferred Units, Series F Preferred Units and Series G Preferred Units in accordance with the terms of Exhibit SDP, Exhibit SEP, Exhibit SFP and Exhibit SGP; and”

3. Exhibits. The Partnership Agreement is hereby supplemented by adding after Exhibit SFP to the Partnership Agreement the following new Exhibit SGP to the Partnership Agreement:

EXHIBIT SGP

PARTNERSHIP UNIT DESIGNATION

DESIGNATION OF

6.00% SERIES G CUMULATIVE REDEEMABLE PREFERRED UNITS

Reference is made to the Second Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”) of Gladstone Commercial Limited Partnership, a Delaware limited partnership (the “Partnership”), of which this Partnership Unit Designation shall become a part.

Capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Partnership Agreement. Section references are (unless otherwise specified) references to sections in this Partnership Unit Designation.

The General Partner has set forth in this Partnership Unit Designation the following description of the preferences and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of a class and series of Partnership Interests to be represented by Partnership Units which are designated as the “6.00% Series G Cumulative Redeemable Preferred Units”:

1. Number of Units and Designation. A series of cumulative redeemable preferred units, designated the “6.00% % Series G Cumulative Redeemable Preferred Units” (the “Series G Preferred Units”) is hereby established and the number of units constituting such Series G Preferred Units shall be 4,000,000.

2. Definitions.

“Business Day” shall mean any day other than a Saturday, a Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

“Change of Control” shall have the meaning set forth in Section 6(a) hereof.

“Charter” shall mean the charter of Gladstone Commercial Corporation.

“Delisting Event” shall mean, after the original issuance of the Series G Preferred Stock, the following have occurred and are continuing: both (a) the shares of Series G Preferred Stock are no longer listed on the NYSE, the NYSE American or Nasdaq, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or Nasdaq, and (b) Gladstone Commercial Corporation is not subject to the reporting requirements of the Exchange Act, but any Series G Preferred Stock is still outstanding.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Holder Optional Redemption Date” shall have the meaning set forth in Section 7(a) hereof.

“Holder Optional Redemption Price” shall have the meaning set forth in Section 7(a) hereof.

“Nasdaq” shall mean the Nasdaq Stock Market. “NYSE” shall mean the New York Stock Exchange.

“NYSE American” shall mean the NYSE American.

“Optional Redemption Right” shall have the meaning set forth in Section 5(b) hereof.

“Original Issue Date” shall mean the date of original issue of the Series G Preferred Units.

“Parity Preferred Unit” shall mean all other classes and series of preferred units of the Partnership ranking on parity with the Series G Preferred Units as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the affairs of the Partnership.

“Series D Preferred Unit” shall mean the 7.00% Series D Cumulative Redeemable Preferred Units of the Partnership.

“Series E Preferred Unit” shall mean the 6.625% Series E Cumulative Redeemable Preferred Units of the Partnership.

“Series F Preferred Unit” shall mean the 6.00% Series F Cumulative Redeemable Preferred Units of the Partnership.

“Series G Dividend Payment Date” shall have the meaning set forth in Section 3(a) hereof.

“Series G Dividend Period” shall mean the respective period commencing on and including the first day of each month and ending on and including the last day of each month (other than the initial Series G Dividend Period and the Series G Dividend Period during which any of the Series G Preferred Units are redeemed or otherwise acquired by the Partnership).

“Series G Dividend Record Date” shall have the meaning set forth in Section 3(a) hereof.

“Series G Preferred Stock” shall mean the 6.00% Series G Cumulative Redeemable Preferred Stock of Gladstone Commercial Corporation.

“Series G Preferred Unit” shall have the meaning set forth in Section 1 hereof.

“Special Optional Redemption Right” shall have the meaning set forth in Section 6(a) hereof.

3. Dividends and Distributions.

(a) Subject to the preferential rights of the holders of any Partnership Interest of the Partnership ranking senior to the Series G Preferred Units as to dividends, the holders of the then outstanding Series G Preferred Units shall be entitled to receive, when, as and if authorized and declared by the General Partner, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 6.00% per annum of the $25.00 liquidation preference per unit (equivalent to a fixed annual amount of $1.50 per unit). Such dividends shall accrue and be cumulative from and including the Original Issue Date, or, if later, shall be cumulative from the most recent Series G Dividend Payment Date on which dividends have been paid in full, and shall be payable monthly in arrears on the last day of each month or, if such date is not a Business Day, on the immediately succeeding Business Day, or on such later date as designated by the General Partner, with the same force and effect as if paid on such date (each, a “Series G Dividend Payment Date”). Dividends shall be payable to holders of record of the Series G Preferred Units as they appear in the ownership records of the Partnership at the close of business on the applicable record date, which shall be the date designated by the General Partner as the record date for the payment of dividends on the Series G Preferred Units that is not more than 35 nor fewer than 10 days prior to the scheduled Series G Dividend Payment Date (each, a “Series G Dividend Record Date”). The amount of any dividend payable on the Series G Preferred Units for any partial Series G Dividend Period and for the initial Series G Dividend Period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months.

(b) No dividends on Series G Preferred Units shall be authorized or declared by the General Partner or paid or set apart for payment by the Partnership at such time as the terms and provisions of any agreement of the Partnership, including any agreement relating to its indebtedness, prohibits such authorization, declaration, payment or setting apart for payment or provides that such authorization, declaration, payment or setting apart for payment of such distributions would constitute a breach thereof or a default thereunder, or if such authorization, declaration, payment or setting apart for payment shall be restricted or prohibited by law.

(c) Notwithstanding the foregoing Section 3(b), dividends on the Series G Preferred Units shall accrue whether or not the Partnership has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such dividends are authorized and declared by the General Partner. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series G Preferred Units which may be in arrears.

(d) Except as provided in Section 3(e) below, unless full cumulative dividends on the Series G Preferred Units for all past Series G Dividend Periods that have ended shall have been or contemporaneously are (i) declared and paid in cash or (ii) declared and a sum sufficient for the payment thereof in cash is set apart for such payment, no dividends shall be declared and paid or declared and set apart for payment and no other distribution of cash or other property may be declared and made, directly or indirectly, on or with respect the Common Units, any Parity Preferred Units or any other class or series of Partnership Interest of the Partnership ranking junior to the Series G Preferred Units (other than a dividend paid in Common Units, Parity Preferred Units or any other class or series of Partnership Interest ranking junior to the Series G Preferred Units as to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the affairs of the Partnership), nor shall any Common Units, Parity Preferred Units or any other class or series of Partnership Interest of the Partnership ranking, as to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the affairs of the Partnership, junior to the Series G Preferred Units be redeemed, purchased or otherwise acquired for any consideration or any moneys be paid to or made available for a sinking fund for the redemption of any such units (except (i) by conversion into or exchange for Common Units or any other class or series of Partnership Interest of the Partnership ranking junior to the Series G Preferred Units as to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the affairs of the Partnership, (ii) for the purchase of Series G Preferred Units, Parity Preferred Units or any other class or series of Partnership Units of the Partnership ranking, as to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the affairs of the Partnership, junior to the Series G Preferred Units, pursuant to the Charter to the extent necessary to preserve Gladstone Commercial Corporation’s status as a REIT and (iii) for the purchase of Parity Preferred Units pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series G Preferred Units).

(e) When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series G Preferred Units and any Parity Preferred Units, all dividends declared upon the Series G Preferred Units and any Parity Preferred Units shall be declared pro rata so that the amount declared per unit of Series G Preferred Units and such Parity Preferred Units shall in all cases bear to each other the same ratio that accrued dividends per unit on the Series G Preferred Units and such Parity Preferred Units (which shall not include any accrual in respect of unpaid dividends on such Parity Preferred Units for prior dividend periods if such Parity Preferred Units do not have a cumulative dividend) bear to each other.

(f) Holders of Series G Preferred Units shall not be entitled to any dividend, whether payable in cash, property or other Partnership Interest, in excess of full cumulative dividends on the Series G Preferred Units as provided herein. Any dividend payment made on the Series G Preferred Units shall first be credited against the earliest accrued but unpaid dividends due with respect to such units which remain payable. Accrued but unpaid dividends on the Series G Preferred Units shall accumulate as of the Series G Dividend Payment Date on which they first become payable.

4. Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Partnership, before any distribution or payment shall be made to holders of Common Units or any other class or series of Partnership Interest of the Partnership ranking, as to rights upon liquidation, dissolution or winding up of the affairs of the Partnership, junior to the Series G Preferred Units, the holders of the Series G Preferred Units shall be entitled to be paid out of the assets of the Partnership legally available for distribution to its partners a liquidation preference of $25.00 per unit, plus an amount equal to any accrued and unpaid dividends (whether or not authorized or declared) to and including the date of payment, but without interest. If, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Partnership are insufficient to pay the full amount of the liquidating distributions on all outstanding Series G Preferred Units and the corresponding amounts payable on all Parity Preferred Units, the holders of the Series G Preferred Units and each such holder of any Parity Preferred Units shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. Written notice of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Partnership, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first-class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of Series G Preferred Units at the respective addresses of such holders as the same shall appear on the ownership records of the Partnership. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series G Preferred Units shall have no right or claim to any of the remaining assets of the Partnership. The consolidation or merger of the Partnership with or into any other corporation, trust or other entity, or the voluntary sale, lease, transfer or conveyance of all or substantially all of the property or business of the Partnership, shall not be deemed to constitute a liquidation, dissolution or winding up of the affairs of the Partnership.

5. Optional Redemption by the Partnership. The Series G Preferred Units shall be subject to redemption by the Partnership as provided below:

(a) Series G Preferred Units shall not be redeemable prior to June 28, 2026, except as set forth in Section 6 below or to maintain the qualification of Gladstone Commercial Corporation as a REIT.

(b) On or after June 28, 2026, the Partnership, at the option of the General Partner, upon not fewer than 30 nor more than 60 days’ written notice, may redeem the Series G Preferred Units, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus an amount equal to any accrued and unpaid dividends (whether or not authorized or declared) thereon to, but not including, the date fixed for redemption, without interest, to the extent the Partnership has funds legally available therefor (the “Optional Redemption Right”). If fewer than all of the outstanding Series G Preferred Units are to be redeemed, the Series G Preferred Units to be redeemed shall be redeemed pro rata (as nearly as may be practicable without creating fractional units) by lot or by any other equitable method that the Partnership determines will not violate the 9.8% ownership limit applicable to a Limited Partner. If redemption is to be by lot and, as a result, any holder of Series G Preferred Units, other than a Limited Partner holder of Series G Preferred Units that has received an exemption from the 9.8% ownership limit, would have actual ownership or constructive ownership of more than 9.8% of the issued and outstanding Partnership Interests of the Partnership, because such holder’s Series G Preferred Units were not redeemed, or were only redeemed in part, then the Partnership shall redeem the requisite number of units of Series G Preferred Units of such holder such that no Limited Partner shall own Partnership Interest the Partnership in excess of the 9.8% ownership limitation subsequent to such redemption.

Holders of Series G Preferred Units to be redeemed shall surrender such Series G Preferred Units at the place, or in accordance with the book entry procedures, designated in the notice of redemption and shall be entitled to the redemption price of $25.00 per share, plus an amount equal to all accrued and unpaid dividends thereon, payable upon such redemption following such surrender. So long as full cumulative dividends on the Series G Preferred Units for all past Series G Dividend Periods that have ended shall have been or contemporaneously are declared and paid in cash or declared and a sum sufficient for the payment thereof is set apart for payment, nothing herein shall prevent or restrict the Partnership’s right or ability to purchase, from time to time all or any part of the Series G Preferred Units at such price or prices as the Partnership may determine, subject to the provisions of applicable law as duly authorized by the General Partner.

(c) Unless full cumulative dividends on the Series G Preferred Units for all past Dividend Periods that have ended shall have been or contemporaneously are declared and paid in cash or declared and a sum sufficient for the payment thereof is set apart for payment, no Series G Preferred Units shall be redeemed pursuant to this Section 5 unless all outstanding Series G Preferred Units are simultaneously redeemed, and the Partnership shall not purchase or otherwise acquire directly or indirectly any Series G Preferred Units or any Parity Preferred Units (except by conversion into or exchange for Partnership Interests of the Partnership ranking junior to the Series G Preferred Units as to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the affairs of the Partnership); provided, however, that the foregoing shall not prevent (i) the purchase of Series G Preferred Units or any other Parity Preferred Units or other Partnership Interests of the Partnership ranking junior to the Series G Preferred Units, pursuant to the Charter to ensure that Gladstone Commercial Corporation meets the requirements for qualification as a REIT for federal income tax purposes or (ii) the purchase or other acquisition of Series G Preferred Units or any other class or series Parity Preferred Units or Partnership Interest ranking junior to the Series G Preferred Units, pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series G Preferred Units.

(d) Notice of redemption pursuant to this Section 5 shall be mailed by the Partnership, postage prepaid, not fewer than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series G Preferred Units to be redeemed at their respective addresses as they appear on the ownership records of the Partnership. No failure to give such notice or defect therein shall affect the validity of the proceedings for the redemption of any Series G Preferred Units except as to the holder to whom such notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which the Series G Preferred Units may be listed or admitted to trading, each such notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the number of Series G Preferred Units to be redeemed; (iv) the place or places where the certificates, if any, representing the Series G Preferred Units are to be surrendered for payment of the redemption price; (v) the procedures for surrendering uncertificated the Series G Preferred Units for payment of the redemption price; (vi) that dividends on the Series G Preferred Units to be redeemed shall cease to accumulate on such redemption date; and (vii) that payment of the redemption price plus an amount equal to any accrued and unpaid dividends thereon shall be made upon presentation and surrender of such Series G Preferred Units. If fewer than all of the Series G Preferred Units held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Series G Preferred Units held by such holder to be redeemed. Notwithstanding anything else to the contrary herein, the Partnership shall not be required to provide notice to the holder of Series G Preferred Units in the event such holder’s Series G Preferred Units are redeemed in order for Gladstone Commercial Corporation to qualify or to maintain its status as a REIT. Any redemption of Series G Preferred Units may be made conditional on such factors as may be determined by the General Partner and as set forth in the notice of redemption.

6. Special Optional Redemption by the Partnership.

(a) Upon the occurrence of a Change of Control or a Delisting Event, the Partnership, at its option, upon not fewer than 30 nor more than 60 days’ written notice, may redeem the Series G Preferred Units, in whole or in part, within 120 days after the first date on which such Change of Control occurred or 120 days after the date of the Delisting Event, as applicable, for cash at a redemption price of $25.00 per share, plus an amount equal to any accrued and unpaid dividends (whether or not authorized or declared) thereon to, but not including, the date fixed for redemption (the “Special Optional Redemption Right”).

A “Change of Control” occurs when, after the Original Issue Date, the following have occurred and are continuing:

(i) the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of stock of Gladstone Commercial Corporation entitling that person to exercise more than 50% of the total voting power of all stock of Gladstone Commercial Corporation entitled to vote generally in the election of directors (except that such person shall be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

(ii) following the closing of any transaction referred to in (i) above, neither Gladstone Commercial Corporation nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE American or Nasdaq or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or Nasdaq.

(b) Notice of redemption pursuant to this Section 6 shall be mailed by the Partnership, postage prepaid, not fewer than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series G Preferred Units to be redeemed at their respective addresses as they appear on the ownership records of the Partnership. No failure to give such notice or defect therein shall affect the validity of the proceedings for the redemption of any Series G Preferred Units except as to the holder to whom such notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which the Series G Preferred Units may be listed or admitted to trading, each such notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the number of Series G Preferred Units to be redeemed; (iv) the place or places where the certificates, if any, representing the Series G Preferred Units are to be surrendered for payment of the redemption price; (v) the procedures for surrendering uncertificated Series G Preferred Units for payment of the redemption price; (vi) that dividends on the Series G Preferred Units to be redeemed shall cease to accumulate on such redemption date; (vii) that payment of the redemption price plus an amount equal to any accrued and unpaid dividends thereon shall be made upon presentation and surrender of such Series G Preferred Units; and (viii) that the Series G Preferred Units are being redeemed pursuant to the Special Optional Redemption Right in connection with the occurrence of a Change of Control or a Delisting Event, as applicable, and a brief description of the transaction or transactions constituting such Change of Control or Delisting Event, as applicable. If fewer than all of the Series G Preferred Units held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Series G Preferred Units held by such holder to be redeemed. In this case, the Partnership shall determine the number of Series G Preferred Units to be redeemed in the manner described in Section 5(b) above.

7. Redemption at Option of Holders Upon a Change of Control or Delisting Event.

(a) If a Change of Control or Delisting Event occurs at any time the Series G Preferred Units are outstanding, then each holder of Series G Preferred Units shall have the right, at such holder’s option, to require the Partnership to redeem for cash, out of funds legally available therefor, any or all of such holder’s of Series G Preferred Units, on a date specified by the Partnership that can be no earlier than 30 days and no later than 60 days following the date of delivery by the Partnership of a notice of the Change of Control or Delisting Event, as applicable (the “Holder Optional Redemption Date”), at a redemption price of $25.00 per share, plus an amount equal to all accrued but unpaid dividends (whether or not authorized or declared) thereon to, but not including, the Holder Optional Redemption Date (the “Holder Optional Redemption Price”); provided, however, that a holder shall not have any right of redemption with respect to any Series G Preferred Units being called for redemption pursuant to the Optional Redemption Right or the Special Optional Redemption Right or pursuant to the Charter in order to preserve its status as a REIT, to the extent the Partnership has delivered notice of its intent to redeem such Series G Preferred Units on or prior to the date of delivery by the Partnership of a notice of the Change of Control or Delisting Event, as applicable.

(b) Within 15 days following the occurrence of a Change of Control or a Delisting Event, the Partnership shall provide to the holders of Series G Preferred Units a notice of the Change of Control or Delisting Event, as applicable, which notice shall be addressed to the respective holders of record of Series G Preferred Units at their respective addresses as they appear on the ownership records of the Partnership and shall specify: (i) the events constituting the Change of Control or Delisting Event, as applicable; (ii) the date of the Change of Control or Delisting Event, as applicable; (iii) the Holder Optional Redemption Date; (iv) the Holder Optional Redemption Price; (v) the place or places where the certificates, if any, representing the Series G Preferred Units are to be surrendered for payment of the Holder Optional Redemption Price; and (vi) the procedures for surrendering uncertificated Series G Preferred Units for payment of the Holder Optional Redemption Price. The failure of the Partnership to give the foregoing notice or any defect contained therein shall not limit the redemption rights of the holders of Series G Preferred Units or affect the validity of any proceedings for the redemption of Series G Preferred Units.

8. Additional Provisions Relating to Redemption.

(a) If (i) notice of redemption of any unit of Series G Preferred Units has been given (in the case of a redemption of the Series G Preferred Units other than pursuant to Section 7 above or to preserve the status of Gladstone Commercial Corporation as a REIT), (ii) the funds necessary for such redemption have been set apart by the Partnership in trust for the benefit of the holders of Series G Preferred Units to be redeemed and (iii) irrevocable instructions have been given to pay the redemption price of $25.00 per unit plus an amount equal to all accrued and unpaid dividends thereon, then from and after the redemption date, dividends shall cease to accrue on such units of Series G Preferred Units, such Series G Preferred Units shall no longer be deemed outstanding, and all rights of the holders of such redeemed Series G Preferred Units shall terminate, except the right to receive the redemption price of $25.00 per unit plus an amount equal to all accrued and unpaid dividends thereon payable upon such redemption, without interest.

(b) If a redemption date falls after a Series G Dividend Record Date and on or prior to the corresponding Series G Dividend Payment Date, each holder of Series G Preferred Units on such Series G Dividend Record Date shall be entitled to the dividend payable on such units on the corresponding Series G Dividend Payment Date, notwithstanding the redemption of such units on or prior to such Series G Dividend Payment Date, and each holder of Series G Preferred Units that are redeemed on such redemption date shall be entitled to the dividends, if any, accruing after the end of the Series G Dividend Period to which such Series G Dividend Payment Date relates up to and including, the date of redemption. Except as provided herein, the Partnership shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series G Preferred Units for which a notice of redemption has been given.

9. Voting Rights. Holders of the Series G Preferred Units will not have any voting rights.

10. Conversion. The Series G Preferred Units shall not be convertible into or exchangeable for any other property or securities of the Partnership or any other entity.

11. Ranking. In respect of rights to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Partnership, the Series G Preferred Units shall rank (i) senior to the Common Units, the Senior Common Units and any other class or series of Partnership Interest of the Partnership, the terms of which expressly provide that such Partnership Interest ranks junior to the Series G Preferred Units as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the affairs of the Partnership, (ii) on a parity with the Series D Preferred Units, the Series E Preferred Units, the Series F Preferred Units and any other class or series of Partnership Interest of the Partnership, the terms of which expressly provide that such Partnership Interest ranks on parity with the Series G Preferred Units as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the affairs of the Partnership, and (iii) junior to any other class or series of Partnership Interest of the Partnership, the terms of which expressly provide that such Partnership Interest ranks senior to the Series G Preferred Units as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the affairs of the Partnership, and to all existing and future debt obligations of the Partnership.

12. Status of Acquired Series G Preferred Units. All Series G Preferred Units redeemed, repurchased or otherwise acquired in any manner by the Partnership shall be restored to the status of authorized but unissued Common Units.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have hereunder affixed their signatures to this Third Amendment to Second Amended and Restated Agreement of Limited Partnership of Gladstone Commercial Limited Partnership as of the 23rd day of June, 2021.

GENERAL PARTNER:
GCLP Business Trust II

By:	/s/ David Gladstone
Name: David Gladstone
Title: Trustee

By:	/s/ Robert Cutlip
Name: Robert Cutlip
Title: Trustee

By:	/s/ Jay Beckhorn
Name: Jay Beckhorn
Title: Trustee

By:	/s/ Gary Gerson
Name: Gary Gerson
Title: Trustee

SOLE LIMITED PARTNER:
GCLP Business Trust I

By:	/s/ David Gladstone
Name: David Gladstone
Title: Trustee

By:	/s/ Robert Cutlip
Name: Robert Cutlip
Title: Trustee

By:	/s/ Jay Beckhorn
Name: Jay Beckhorn
Title: Trustee

By:	/s/ Gary Gerson
Name: Gary Gerson
Title: Trustee

PARENT:
Gladstone Commercial Corporation

By:	/s/ David Gladstone
Name: David Gladstone
Title: Chief Executive Officer

Signature Page to Third Amendment to Second Amended and Restated Agreement of Limited Partnership of Gladstone Commercial Limited Partnership